FOR IMMEDIATE RELEASE

Encore Medical Completes Acquisition of Compex Technologies

AUSTIN, Texas, February. 27, 2006 — Encore Medical Corporation (Nasdaq: ENMC) today announced that it completed its acquisition of Compex Technologies, Inc (Nasdaq: CMPX). The transaction, which was announced on November 14, 2005, closed on February 24, 2006, with consideration paid by Encore consisting of approximately eighteen million shares of Encore common stock. Encore also incurred approximately $17 million in debt in connection with the transaction, which was primarily used to pay off Compex’s existing debt. The shareholders of Encore and Compex both approved the transaction on February 23, 2006.

Kenneth W. Davidson, Chief Executive Officer and Chairman of the Board of Encore Medical Corporation, stated, “The successful completion of the acquisition of Compex expands our presence in the very important pain management segment of the orthopedic rehabilitation market. We are pleased to welcome the Compex team to Encore.”

Mr. Davidson continued, “We believe our acquisition of Compex will provide us with additional opportunities to leverage our presence in the orthopedic rehabilitation market and increase our growth of rehabilitation products that address pain management and are an alternative to the systemic solutions provided by drugs.”

Kenneth W. Davidson will serve as Chief Executive Officer of Compex, now a wholly-owned subsidiary of Encore, as a result of acquisition. Dan W. Gladney, Compex’s President and Chief Executive Officer, and Marshall T. Masko, Compex’s President of Worldwide Consumer Products, have resigned their positions.

First Albany Capital Inc. served as financial advisor to Encore and Greene Holcomb & Fischer, LLC served as financial advisor to Compex.

Encore will discuss the transaction in its fourth quarter 2005 earnings conference call at 10 a.m. Eastern time today, February 27, 2006. The call will feature remarks by Kenneth W. Davidson and other members of the Encore management team. Anyone wishing to listen to the call may do so via the Internet by clicking on the conference call link on Encore’s website, www.encoremed.com. Listeners should log on to the website at least ten minutes before the call. The call will also be audio archived on the Encore website in the Investor section under “Events” for two weeks after the completion of the call.

Encore Medical Corporation is a diversified orthopedic device company that develops, manufactures and distributes a comprehensive range of high quality orthopedic devices used by orthopedic surgeons, physicians, therapists, athletic trainers and other healthcare professionals to treat patients with musculoskeletal conditions resulting from degenerative diseases, deformities, traumatic events and sports-related injuries. Through its Orthopedic Rehabilitation Division, Encore is a leading distributor of electrical stimulation and other orthopedic products used for pain management, orthopedic rehabilitation, physical therapy, fitness and sport performance enhancement. Encore’s Surgical Implant Division offers a comprehensive suite of reconstructive joint products and spinal implants. For more information, visit www.encoremed.com.

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This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements concerning expectations for the results of operations and opportunities with a newly acquired business. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. In addition, the economic, competitive, governmental, technological and other factors identified under the heading “Risk Factors” included in the Business section of Encore’s Annual Report on Form 10-K for the year ended December 31, 2004, the “Risk Factors” identified in Encore’s Form S-4 filed in connection with the acquisition of Compex, and information contained in subsequent filings with the Securities and Exchange Commission, could affect actual results.

Contact:	Harry L. Zimmerman, Executive Vice President (512) 832-9500 Harry_Zimmerman@encoremed.com

Media:	Davis Henley, Vice President – Business Development

(512) 832-9500

Davis_Henley@encoremed.com